Item 12(b) - Exhibits: Certifications

                            SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.ss. 1350, the undersigned officers of Wesmark Funds on behalf of: Wesmark Balanced Fund, Wesmark Bond Fund, Wesmark Growth Fund, Wesmark Small Company Growth Fund, and Wesmark West Virginia Municipal Bond Fund (the "Registrant"), hereby certify, to the best of our knowledge, that the Registrant's Report on Form N-CSR for the period ended July 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Dated: September 15, 2005

/s/ Charles L. Davis, Jr.

Charles L. Davis, Jr., President, Principal Executive Officer



Dated: September 15, 2005

/s/ Richard N. Paddock

Richard N. Paddock, Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.